UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2022

Solid Biosciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38360	90-0943402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Rutherford Avenue, Third Floor

Charlestown, Massachusetts 02129

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 337-4680

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	SLDB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On September 29, 2022, Solid Biosciences Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Greenland Merger Sub LLC, a Delaware limited liability corporation and a wholly owned subsidiary of the Company (“Transitory Subsidiary”), AavantiBio, Inc., a Delaware corporation (“AavantiBio”), and, solely in his capacity as equityholder representative, Doug Swirsky. The Merger Agreement provides for the acquisition of AavantiBio by the Company through the merger of Transitory Subsidiary into AavantiBio, with AavantiBio surviving as a wholly owned subsidiary of the Company (the “Merger”). AavantiBio is a privately-held gene therapy company focused on advancing innovative gene therapies in areas of high unmet medical need, including a lead program in Friedreich’s Ataxia, a rare inherited genetic disease that causes cardiac and central nervous system dysfunction.

At the effective time of the Merger, by virtue of the Merger and without any action on the part of the holders of capital stock of AavantiBio, all issued and outstanding shares of the preferred stock of AavantiBio will be converted into the right to receive, subject to certain adjustments based on AavantiBio’s indebtedness as of the closing, an aggregate, of (i) $1,000 and (ii) a number of shares of the Company’s common stock (the “Stock Consideration”) (rounded to the nearest whole share) equal to fifteen percent (15%) of outstanding shares of the Company’s common stock as of immediately prior to the closing of the Merger (and for the avoidance of doubt, before giving effect to the issuance of any securities pursuant to the Private Placement (as defined below)), calculated on a fully diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any out-of-the-money outstanding stock options of the Company).

In connection with the Merger, the Company will prepare, file and mail a proxy statement and seek the approval of its stockholders to, among other things, issue the Stock Consideration issuable in connection with the Merger under the rules of The Nasdaq Stock Market LLC (“Nasdaq”) (the “Company Voting Proposals”).

Each of the Company and AavantiBio has agreed to customary representations, warranties, covenants and indemnification rights in the Merger Agreement, including, among others, covenants relating to the conduct of their respective businesses during the period between the date of signing the Merger Agreement and the closing of the Merger, using its reasonable best efforts to cause the Merger to be consummated, non-solicitation of alternative acquisition proposals, and the conduct of their respective businesses during the period between the date of signing the Merger Agreement and the closing of the Merger. The Merger Agreement includes customary closing conditions, including regarding receipt of the required approvals by the parties’ stockholders, the accuracy of the representations and warranties, compliance by the parties with their respective covenants, and Nasdaq’s approval of the listing of the Stock Consideration.

The Merger Agreement contains certain termination rights of each of the Company and AavantiBio, including if the Company’s stockholders fail to adopt and approve the Company Voting Proposals. Upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay AavantiBio a termination fee of $310,000 and reimburse AavantiBio’s expenses up to a maximum of $750,000.

It is expected that, subject to and effective upon the closing of the Merger, Alexander (Bo) Cumbo, the current President and Chief Executive Officer of AavantiBio, will be appointed as the President and Chief Executive Officer of the Company, and Mr. Cumbo and Adam Koppel, Managing Director of Bain Capital Life Sciences, will join the board of directors (the “Board”) of the Company.

Support Agreements

Concurrently with the execution of the Merger Agreement, (i) certain stockholders of AavantiBio (solely in their respective capacities as AavantiBio stockholders) holding approximately 79% of the outstanding shares of AavantiBio capital stock entered into support agreements with the Company and AavantiBio to vote all of their shares of AavantiBio capital stock in favor of adoption of the Merger Agreement and against any alternative acquisition proposals (the “AavantiBio Support Agreements”) and (ii) certain stockholders of the Company holding approximately 29.8% of the outstanding shares of Company common stock entered into support agreements with the Company and AavantiBio to vote all of their shares of Company common stock in favor of the Company Voting Proposals and against any alternative acquisition proposals (the “Company Support Agreements”, and together with the AavantiBio Support Agreements, the “Support Agreements”).

Securities Purchase Agreement

On September 29, 2022, the Company entered into securities purchase agreements (the “Securities Purchase Agreement”) with several accredited investors (the “PIPE Investors”), pursuant to which the Company agreed to issue and sell to the PIPE Investors in a private placement an aggregate of 159,574,463 shares of the Company’s common stock (the “PIPE Shares”), at a price of $0.47 per PIPE Share (the “Private Placement”).

The Private Placement is expected to close immediately following the closing of the Merger (the date of closing, the “Closing Date”), subject to the satisfaction of specified customary closing conditions, including approval from the stockholders of the Company, and contingent upon, among other things, the closing of the Merger. The Company expects to receive aggregate gross proceeds from the Private Placement of approximately $75.0 million, before deducting placement agent fees and estimated offering expenses payable by the Company.

The Company has granted the PIPE Investors indemnification rights with respect to its representations, warranties, covenants and agreements under the Securities Purchase Agreement.

In connection with the Private Placement, the Company will prepare, file and mail a proxy statement and seek the approval of its stockholders to, among other things, issue the PIPE Shares under the rules of Nasdaq.

Registration Rights Agreements

On September 29, 2022, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the PIPE Investors, pursuant to which the Company agreed to register for resale the PIPE Shares. On or prior to the closing of the Merger, each AavantioBio stockholder receiving Stock Consideration in the Merger may elect to become party to the Registration Rights Agreement (each such stockholder, together with the PIPE Investors, the “Registrable Holders”), in which case the Company will also register for resale the Stock Consideration. Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale of the PIPE Shares and any Stock Consideration within 60 days following the closing of the Private Placement (the “Filing Date”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable and to keep such registration statement effective until the date the PIPE Shares and any Stock Consideration covered by such registration statement have been sold or cease to be registrable securities under the Registration Rights Agreement. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the PIPE Shares and Stock Consideration.

If (i) the registration statement has not been filed by the Filing Date, (ii) the registration statement has not been declared effective by the SEC prior to the earlier of (A) five business days after the date on which the Company is notified by the SEC that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, or (B) 90 days following the Closing Date (or, in the event the SEC reviews and has written comments to the registration statement, 120 days following the Closing Date) or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason (including by reason of a stop order or the Company’s failure to update such registration statement), subject to certain limited exceptions, then the Company has agreed to make pro rata payments to each Registrable Holder as liquidated damages in an amount equal to 1% of the aggregate amount invested by each such Registrable Holder in the registrable securities for the initial day of failure and for each subsequent 30-day period (or pro rata for any portion thereof) for each such month during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.

The Company has granted the Registrable Holders customary indemnification rights in connection with the registration statement. The Registrable Holders have also granted the Company customary indemnification rights in connection with the registration statement.

*******

The foregoing descriptions of the Merger Agreement, the Company Support Agreements, the AavantiBio Support Agreements, the Securities Purchase Agreement and the Registration Rights Agreement (collectively, the “Subject Agreements”) do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the form of Parent Support Agreement, the form of Support and Joinder Agreement, the Securities Purchase Agreement and the Registration Rights Agreement, respectively, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4 hereto, respectively, and incorporated herein by reference.

The Subject Agreements have been filed as an exhibit to this Current Report on Form 8-K in accordance with rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) to provide investors with information regarding its terms. The Subject Agreements are not intended to provide any other factual information about the Company or AavantiBio or to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. The representations, warranties and covenants contained in each Subject Agreement were made only for purposes of such Subject Agreement as of the specific dates therein, were solely for the benefit of the parties to such Subject Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such Subject Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under such Subject Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of a Subject Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Subject Agreements should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Merger and the Private Placement is hereby incorporated by reference into this Item 3.02.

The issuance of the Stock Consideration in the Merger and the offering and sale of PIPE Shares in the Private Placement will be made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Stock Consideration to be issued in the Merger and the PIPE Shares to be issued and sold in the Private Placement have not been registered under the Securities Act or any state securities laws and such securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The issuance of the Stock Consideration in the Merger and the issuance and sale of the PIPE Shares will not involve a public offering and will be made without general solicitation or general advertising. The AavantiBio stockholders receiving Stock Consideration have or will, and the PIPE Investors have represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the United States federal securities laws.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Officers

On September 29, 2022, Ilan Ganot notified the Company of his intention to resign as the Company’s Chief Executive Officer and President, subject to, and contingent and effective upon, the closing of the Merger (such date, the “Effective Date”). Following the resignation, Mr. Ganot will continue to serve on the Board.

On September 29, 2022, Erin Powers Brennan also notified the Company of her intention to resign as the Company’s Chief Legal Officer and Secretary, subject to, and contingent and effective upon, the Effective Date.

Executive Employment Agreement

On September 29, 2022, the Company entered into an employment agreement with Alexander Cumbo (the “Cumbo Employment Agreement”), pursuant to which Mr. Cumbo will serve as the Company’s President and Chief Executive Officer, subject to his appointment to such position by the Board and subject to, and contingent and effective upon, the Effective Date.

The Cumbo Employment Agreement sets forth the terms of Mr. Cumbo’s compensation, including his base salary, and annual performance bonus opportunity. In addition, the Cumbo Employment Agreement provides that, subject to eligibility requirements under the plan documents governing such programs and the Company’s policies, Mr. Cumbo is entitled, on the same basis as other Company employees, to participate in and receive benefits under, any medical, vision and dental insurance policy maintained by the Company and the Company will pay, consistent with its then current employee benefit policy, a portion of the cost of the premiums for any such insurance policy in which the executive elects to participate. Mr. Cumbo will also be eligible to receive paid vacation time, sick time, and Company holidays consistent with the Company’s policies as then in effect from time to time and equity awards at such times and on such terms and conditions as the Board may determine.

Pursuant to the Cumbo Employment Agreement, Mr. Cumbo will be entitled to receive an annual base salary of $585,000. His base salary will be reviewed by the Board from time to time and is subject to change in the discretion of the Board.

Under the Cumbo Employment Agreement, Mr. Cumbo is also eligible to earn an annual performance bonus, with a target bonus amount equal to a specified percentage of his annual base salary, based upon the Board’s assessment of his performance and the Company’s attainment of targeted goals as set by the Board in its sole discretion. The bonus may be in the form of cash, equity award(s), or a combination of cash and equity. Beginning on January 1, 2023, Mr. Cumbo will be eligible for an annual discretionary bonus of up to 55% of his base salary. Mr. Cumbo must be employed on the date that bonuses are paid in order to receive the bonus, provided that if such executive is terminated by the Company without cause (as “cause” is defined in the Cumbo Employment Agreement) between January 1 following the performance year and the date of payment, he will be entitled to the same bonus that he would have received had he remained employed through the payment date.

Effective as of the Effective Date and subject to Board approval, the Company will grant Mr. Cumbo a nonstatutory stock option (the “Option”) to purchase 3,433,500 shares of the Company’s Common Stock, at an exercise price per share equal to the closing price of the Common Stock on the Nasdaq Global Select Market on the Effective Date, which will vest as to 25% of the shares underlying the Option on the first anniversary of the Effective Date and, following that, as to an additional 1/48th of the total shares underlying the Option upon his completion of each additional month of service over the 36-month period measured from the first anniversary of the Effective Date. Effective as of the Effective Date and subject to Board approval, the Company will also grant Mr. Cumbo restricted stock units with respect to 1,716,749 shares of the Company’s Common Stock (the “RSU”), which will vest as to 25% of the shares underlying the RSU on each anniversary of the Effective Date, subject to continued service. The Option and the RSU will be granted as an inducement material to Mr. Cumbo’s acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

Mr. Cumbo will be bound by proprietary rights, non-disclosure, developments, non-competition and non-solicitation obligations pursuant to the restrictive covenants provided for in his employment agreement. Under these restrictive covenants, he will agree not to compete with the Company during his employment and for a period of one year after the termination of his employment, not to solicit the Company’s employees, consultants, or actual or prospective customers or business relations during his employment and for a period of one year after the termination of his employment, and to protect the Company’s confidential and proprietary information indefinitely. In addition, under these restrictive covenants, he will agree that the Company owns all inventions that are developed by him during a specified period of time with respect to any inventions made by him that are related to his activities while employed by the Company.

The Cumbo Employment Agreement and the employment of Mr. Cumbo may be terminated as follows: (1) upon the death of the executive or at the election of the Company due to the executive’s “disability” (as disability is defined in the applicable employment agreement); (2) at the Company’s election, with or without “cause”; and (3) at such executive’s election, with or without “good reason” (as good reason is defined in the applicable employment agreement).

In the event of the termination of Mr. Cumbo’s employment by the Company without cause, or by such executive for good reason, prior to or more than twelve months following a “change in control” (as change in control is defined in the applicable employment agreement), the executive is entitled to receive his base salary that has accrued and to which he is entitled as of the termination date, to the extent consistent with Company policy, accrued but unused paid time off through and including the termination date, unreimbursed business expenses for which expenses the executive has timely submitted appropriate documentation, and other amounts or benefits to which the executive is entitled in accordance with the terms of the benefit plans then-sponsored by the Company (collectively, the “Accrued Obligations”). In addition, subject to the executive’s execution and nonrevocation of a release of claims in the Company’s favor, the executive is entitled to (1) continued payment of his base salary, in accordance with the Company’s regular payroll procedures, for a period of 12 months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by the Company of the portion of health coverage premiums the Company pays for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination.

In the event of the termination of Mr. Cumbo’s employment by the Company without cause, or by such executive for good reason within twelve months following a change in control, the executive is entitled to receive the Accrued Obligations. In addition, subject to the executive’s execution and nonrevocation of a release of claims in the Company’s favor, the executive is entitled to (1) continued payment of his base salary, in accordance with the Company’s regular payroll procedures, for a period of 18 months, (2) provided the executive is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by the Company of the portion of health coverage premiums the Company pays for similarly-situated, active employees who receive the same type of coverage, for a period of up to 18 months following his date of termination, (3) a lump sum payment equal to 150% of the executive’s target bonus for the year in which his employment is terminated or, if higher, the executive’s target bonus immediately prior to the change in control and (4) full vesting acceleration of any then-unvested equity awards that vest based solely based on the passage of time held by the executive, such that any such equity awards held by the executive become fully exercisable or non-forfeitable as of the termination date.

If Mr. Cumbo’s employment is terminated for any other reason, including as a result of his death or disability, for cause, or voluntarily by him without good reason, the Company’s obligations under the employment agreement cease immediately, and the executive is only entitled to receive the Accrued Obligations.

Executive Transition Agreements

Ilan Ganot

On September 29, 2022, the Company entered into an Executive Transition and Separation Agreement with Ilan Ganot (the “Ganot Transition Agreement”), which will be subject to, and contingent and effective upon, the Effective Date (such date, the “Separation Date”). Pursuant to the Ganot Transition Agreement, Mr. Ganot will be entitled to receive all unpaid base salary earned through the Separation Date, any amounts for accrued unused paid time off to which he is entitled through such date in accordance with Company policy, and reimbursement of any properly incurred unreimbursed business expenses incurred through such date. In addition, Mr. Ganot will be entitled to (1) continued payment of his base salary, in accordance with the Company’s regular payroll procedures, for a period of 18 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by the Company of the portion of health coverage premiums the Company pays for similarly-situated, active employees who receive the same type of coverage, for a period of up to 18 months following the Separation Date, and (3) $477,427, less applicable taxes and withholdings, which is a lump sum payment equal to 150% of his target bonus for 2022. In the event that the Separation Date occurs in 2023, the Company shall also provide Mr. Ganot with a pro-rated bonus for 2023, calculated by multiplying his target bonus by a fraction, the numerator of which is the number of days Mr. Ganot was employed by the Company in 2023 and denominator of which is 365, less applicable taxes and withholding. Mr. Ganot’s outstanding equity awards will continue to vest and be exercisable in accordance with the terms of the applicable equity award agreement and the equity plan under which such award was granted.

The Ganot Transition Agreement also provides for, among other things, a release of claims by Mr. Ganot, non-disclosure and non-disparagement obligations applicable to Mr. Ganot and non-disparagement obligations applicable to the Company. In addition, the Ganot Transition Agreement provides that the confidentiality, assignment of inventions, non-competition and non-solicitation provisions of the Employment Agreement, dated as of January 25, 2019, between the Company and Mr. Ganot remain in effect in accordance with their terms.

On September 29, 2022, the Company and Mr. Ganot also entered into a Consulting Agreement (the “Ganot Consulting Agreement”), to be effective as of the Separation Date, pursuant to which Mr. Ganot will assist with the transition of his duties to Mr. Cumbo and provide other consulting and advisory services, as requested from time to time by the Company. Mr. Ganot shall devote up to 415 hours (up to 8 hours weekly) over 12 months following the Separation Date. Mr. Ganot will be compensated at a rate of $20,833 per month for his services under the Ganot Consulting Agreement. In addition, in respect of his services as a consultant, the Company anticipates granting, subject to Board approval, Mr. Ganot an option to purchase 200,000 shares of the Company’s Common Stock (the “Ganot Stock Options”) and 95,000 restricted stock units with respect to the Company’s Common Stock (the “Ganot RSUs”). The Ganot Stock Options and the Ganot RSUs will vest in equal quarterly installments with the first installment vesting three months from the date of grant and the final installment vesting date being the date that is 12 months from the Separation Date, subject to Mr. Ganot’s continued provision of services under the Ganot Consulting Agreement. In addition, in the event of a change in control (as defined in the Ganot Consulting Agreement), the unvested Ganot Stock Options and Ganot RSUs will accelerate in full. The term of the Ganot Consulting Agreement will continue for 12 months following the Separation Date. Either party will be able to terminate the Ganot Consulting Agreement, for any or no reason, upon at least 10 days prior notice, and the Company may terminate for cause (as defined therein) immediately upon notice; provided that if the Company terminates the Ganot Consulting Agreement without cause and Mr. Ganot executes a release of claims in a form provided by the Company, then (i) the monthly consulting fees will continue to be paid to Mr. Ganot for the remainder of the term of the Ganot Consulting Agreement, (ii) the vesting of the Ganot Stock Options will accelerate in full as of the date of the termination and (iii) the Ganot RSUs will continue to settle in accordance with the vesting schedule notwithstanding Mr. Ganot’s cessation of service.

Erin Powers Brennan

On September 29, 2022, the Company entered into an Executive Transition and Separation Agreement with Erin Powers Brennan (the “Brennan Transition Agreement”), which will be subject to, and contingent and effective upon, the Separation Date. Pursuant to the Brennan Transition Agreement, Ms. Brennan will be entitled to receive all unpaid base salary earned through the Separation Date, any amounts for accrued unused paid time off to which she is entitled through such date in accordance with Company policy, and reimbursement of any properly incurred unreimbursed business expenses incurred through such date. In addition, Ms. Brennan will be entitled to (1) continued payment of her base salary, in accordance with the Company’s regular payroll procedures, for a period of 12 months, (2) provided she is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by the Company of the portion of health coverage premiums the Company pays for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following the Separation Date, and (3) $172,200, which is a lump sum payment equal to 100% of her target bonus for 2022, as well as an additional $66,106 payment, which represents the retention bonus Ms. Brennan would have received on May 1, 2023 pursuant to the April 28, 2022 Retention Bonus Opportunity letter had she remained employed by the Company on that date, both amounts less applicable taxes and withholdings. In the event that the Separation Date occurs in 2023, the Company shall also provide Ms. Brennan with a pro-rated bonus for 2023, calculated by multiplying her target bonus by a fraction, the numerator of which is the number of days Ms. Brennan was employed by the Company in 2023 and denominator of which is 365, less applicable taxes and withholdings. Ms. Brennan’s outstanding restricted stock units will vest in full as of the Separation Date, and her outstanding option awards will continue to vest and be exercisable in accordance with the terms of the applicable option award agreement and the equity plan under which such award was granted.

The Brennan Transition Agreement also provides for, among other things, a release of claims by Ms. Brennan, non-disclosure and non-disparagement obligations applicable to Ms. Brennan and non-disparagement obligations applicable to the Company. In addition, the Brennan Transition Agreement provides that the confidentiality, assignment of inventions, non-competition and non-solicitation provisions of the Employment Agreement, dated as of March 1, 2021, between the Company and Ms. Brennan remain in effect in accordance with their terms.

On September 29, 2022, the Company and Ms. Brennan also entered into a Consulting Agreement (the “Brennan Consulting Agreement”), to be effective as of the Separation Date, pursuant to which Ms. Brennan will assist with the transition of her duties and provide other consulting and advisory services, as requested from time to time by the Company. Ms. Brennan will provide up to eight (8) hours of services weekly over the first six (6) months of the term of the agreement and shall provide services on an ad hoc basis for the remainder of the term (but shall at no time provide more than eight (8) hours of services per week). Ms. Brennan will be compensated at a rate of $400 per hour for her services under the Brennan Consulting Agreement. The term of the Consulting Agreement will continue for nine months following the Separation Date. Either party will be able to terminate the Brennan Consulting Agreement at any time, for any or no reason, upon at least 10 days prior notice, and the Company may terminate for cause (as defined therein) immediately upon notice; provided that if the Company terminates the Brennan Consulting Agreement without cause and Ms. Brennan executes a release of claims in a form provided by the Company, then any unvested options that were outstanding as of the Separation Date shall become vested in full as of the termination.

The foregoing summaries of the Cumbo Employment Agreement, the Ganot Transition Agreement, the Ganot Consulting Agreement, the Brennan Transition Agreement and the Brennan Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement, which are filed as Exhibits 10.5, 10.6, 10.7, 10.8 and 10.9 to this Current Report on Form 8-K, respectively, and which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 30, 2022, the Company and AavantiBio issued a joint press release announcing the execution of the Merger Agreement and the Securities Purchase Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

The investor presentation that will be used by the Company and AavantiBio in connection with the Merger is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company and AavantiBio plan to host a live webcast presentation to discuss the Merger, the Private Placement and the combined company’s platform and pipeline assets at 8:00 a.m. Eastern time on September 30, 2022. The live webcast presentation can be accessed under the “News & Events” tab in the Investor Relations section of the Company’s website, www.solidbio.com. Participants may also access the call by dialing 877-407-2991 (domestic) or 201-389-0925 (international) five minutes prior to the start of the call and providing the Conference ID# 13733092.

The information furnished in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

SGT-003

On September 30, 2022, the Company announced that it made the strategic decision to prioritize SGT-003, its next-generation adeno-associated virus (“AAV”) gene transfer therapy candidate that utilizes a rationally designed, novel muscle-tropic AAV capsid (AAV-SLB101), to deliver the Company’s proprietary and differentiated nNOS microdystrophin protein.

The Company also released new SGT-003 non-clinical data which reinforced previous comparative analyses that demonstrated increased microdystrophin expression using the novel muscle-tropic capsid AAV-SLB101 compared to

AAV9. In an in vivo mdx mouse study, muscle tissues collected 28 days post-dosing from mice treated with SGT-003 manufactured using a transient-transfection based process showed approximately 2.3 fold higher levels of microdystrophin protein, as measured by west blot, compared to mice treated at equivalent doses with SGT-001 manufactured using an HSV based process. The Company believes these data continue to suggest that the AAV-SLB101 capsid, which is used in SGT-003, may be a superior candidate for muscle-targeted gene therapies, with the potential of achieving higher levels of microdystrophin expression with lower total doses, and support the advancement of the development of SGT-003 for the treatment of Duchenne.

Development activities for SGT-003 continue and the Company anticipates submitting an investigational new drug application (“IND”) for SGT-003 in mid-2023 and, subject to IND clearance, initiating patient dosing in late-2023.

SGT-001

On September 30, 2022, the Company announced that it will be pausing activities for SGT-001, its first-generation gene transfer therapy candidate. The Company intends to complete currently ongoing SGT-001 preclinical and manufacturing activities in order to be in a position to reactive the program in the future, if desired.

On September 30, 2022, the Company reported interim data from skeletal muscle biopsies from Patients 6-8 in the Company’s IGNITE DMD clinical trial collected 12 months after infusion of SGT-001 at the 2E14 vg/kg dose level. The muscle biopsy results were analyzed by two methods, western blot and immunofluorescence.

Biopsy Results (2E14 Cohort)	3 months (Mean % - Pts. 4-9)	12 months (Mean % - Pts. 6-8)	18 months (Pt. 5)	24 months (Pt. 4)
% Normal Dystrophin (Western Blot)	6.6%	8.4%	70%	BLQ*
% Positive Fibers (Immunofluorescence)
Blinded Assessment (MCW)	31%	30%	85%	10%
Automated Assessment (Flagship)	40%	40%	84%	32%

*	Below the limit of quantification (5%)

The following table summarizes the interim efficacy results for Patients 4-8 in IGNITE DMD at 12-months post-doing:

Summary of 12-Month Interim Efficacy Results of IGNITE DMD for Patients 4-8 (2E14 vg/kg cohort)

	Mean Change from Baseline (Range)	Mean Difference vs Untreated Control Cohort	Mean Difference vs Natural History
6 Minute Walk Test (meter)	52.2 (12 to 85)	+60.7	+94.5(1)
North Star Ambulatory Assessment (units)	1.2 (-1 to 3)	+5.2	+4.2(2)
Forced Vital Capacity (%p)	12.9 (-10.7 to 36.7)	+23.6	+17.9(3)
Peak Expiratory Flow (%p)	1.2 (-28.4 to 26.7)	+10.9	+6.2(4)
Forced Expiratory Volume in One Second (%p)	10.1 (-10 to 31.3)	+22.6	Not Available
PODCI Global Function (points)	12.0 (2 to 27)	+26.0	+17.1(5)
PODCI Transfer/Basic Mobility (points)	7.0 (-5 to 20)	+13.0	+17.0(6)
PODCI Sports/Physical Functioning (points)	21.0 (0 to 39)	+34.5	+24.1(7)
Stride Velocity 95th Centile (%)	8.8 (-4.8 to 28.8)	+26.0	+23.9(8)

(1):	-42.3m expected decline in 12 months after age 7 (Mercuri et al 2016)
(2):	-3.0 unit expected decline in 12 months after age 6.3 (Muntoni eta al 2019)
(3):	-5.0%p expected decline in 12 months after age 6 (Mayer et al 2015)
(4):	-5.0%p expected decline in 12 months after age 6 (Mayer et al 2015)
(5):	-5.05 point expected decline in 12 months (Henricson et al 2013)
(6):	-9.95 point expected decline in 12 months (Henricson et al 2013)
(7):	-3.11 point expected decline in 12 months (Henricson et al 2013)
(8):	-15.1% expected decline in 12 months after age 5 (EMA SV95C Endpoint Qualification Dossier, SYSNAV (Vernon, France)

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding: future expectations, plans and prospects for the Company, AavantiBio and the combined company following the anticipated consummation of the proposed Merger; the anticipated benefits of the Merger; the anticipated timing of the Merger and Private Placement; the anticipated milestones, business focus and pipeline of the combined company; the expected cash and cash investments of the combined company at closing of the transactions and the cash runway of the combined company; the excepted management team and Board of the combined company; the Company’s SGT-003 program, including expectations for filing an IND and initiating dosing; AavantiBio’s AVB-202 program and AVB-401 program, including expectations for filing an IND for AVB-202, and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” “working” and similar expressions. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties associated with: completion of the proposed Merger and Private Placement in a timely manner or on the anticipated terms or at all; the satisfaction (or waiver) of closing conditions to the consummation of the merger and the private placement, including with respect to the approval of the Company’s stockholders; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement or the Private Placement; the effect of the announcement or pendency of the Merger on the Company’s or AavantiBio’s business relationships, operating results and business generally; the ability to recognize the anticipated benefits of the Merger; the outcome of any legal proceedings that may be instituted against the Company or AavantiBio following any announcement of the Merger and related transactions; the ability to obtain or maintain the listing of the common stock of the combined company on the Nasdaq Stock Market following the Merger; risks related to the Company’s and AavantiBio’s ability to estimate their respective operating expenses and expenses associated with the transaction, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; costs related to the Merger, including unexpected costs, charges or expenses resulting from the Merger; changes in applicable laws or regulation; the possibility that the Company or AavantiBio may be adversely affected by other economic, business and/or competitive factors; competitive responses to the Merger and Private Placement; risks related to the Company’s continued listing on the Nasdaq Global Select Market, including the Company’s ability to regain compliance with Nasdaq’s minimum bid price requirement; the Company’s ability to advance its SGT-003 program on the timelines expected or at all, obtain and maintain necessary approvals from the U.S. Food and Drug Administration (“FDA”) and other regulatory authorities; following the Merger, the Company’s ability to advance the programs acquired from AavantiBio, including the AVB-202 and AVB-401 programs, on the timelines expected or at all, obtain and maintain necessary approvals from the FDA and other regulatory authorities; obtaining and maintaining the necessary approvals from investigational review boards at clinical trial sites and independent data safety monitoring board; replicating in clinical trials positive results found in preclinical studies and early-stage clinical trials of product candidates; whether the methodologies, assumptions and applications utilized to assess particular safety or efficacy parameters will yield meaningful statistical results; advancing the development of product candidates under the timelines it anticipates in current and future clinical trials; successfully transitioning, optimizing and scaling the Company’s manufacturing process; obtaining, maintaining or protecting intellectual property rights related to the Company’s and AavantiBio’s product candidates; competing successfully with other companies that are seeking to develop Duchenne treatments, Friedreich’s ataxia, BAG3 and other gene therapies; managing expenses; and raising the substantial additional capital needed, on the timeline necessary, to continue development of SGT-003, AVB-202, AVB-401 and other product candidates; achieving the Company’s other business objectives and continuing as a going concern. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Important Additional Information Will Be Filed with the SEC

In connection with the Merger and the Private Placement, the Company intends to file with the SEC preliminary and definitive proxy statements relating to the Merger and the Private Placement and other relevant documents. The definitive proxy statement will be mailed to the Company’s stockholders as of a record date to be established for voting on the Stock Consideration to be issued in the Merger and the PIPE Shares to be issued in Private Placement and any other matters to be voted on at the special meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR THE PRIVATE PLACEMENT OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, AAVANTIBIO, THE MERGER AND THE PRIVATE PLACEMENT. Investors and security holders may obtain free copies of these documents (when they become available) on the SEC’s website at www.sec.gov, on the Company’s website at www.solidbio.com or by contacting the Company’s Investor Relations via email at clowie@solidbio.com or by telephone at 607-423-3219.

Participants in the Solicitation

The Company, AavantiBio and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of the Company in connection with the issuance of Stock Consideration in Merger and the PIPE Shares in the Private Placement and any other matters to be voted on at the special meeting. Information about the Company’s directors and executive officers is included in the Company’s most recent definitive proxy statement filed with the SEC on April 28, 2022. Additional information regarding the names, affiliations and interests of the Company’s and AavantiBio’s directors and executive officers will be included in the preliminary and definitive proxy statements (when filed with the SEC).

These documents (when filed with the SEC) will be available free of charge as described above.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 29, 2022, by and among Solid Biosciences Inc., Greenland Merger Sub LLC, AavantiBio, Inc. and, solely in his capacity as the Equityholder Representative, Doug Swirsky.

10.1	Form of Parent Support Agreement

10.2	Form of Support and Joinder Agreement

10.3	Securities Purchase Agreement, dated September 29, 2022, by and among Solid Biosciences Inc. and the persons party thereto

10.4	Registration Rights Agreement, dated September 29, 2022, by and among Solid Biosciences Inc. and the persons party thereto

10.5	Employment Agreement, dated September 29, 2022, by and between Solid Biosciences Inc. and Alexander Cumbo

10.6	Executive Transition and Separation Agreement, dated September 29, 2022, by and between Solid Biosciences Inc. and Ilan Ganot

10.7	Consulting Agreement, dated September 29, 2022, by and between Solid Biosciences Inc. and Ilan Ganot

10.8	Executive Transition and Separation Agreement, dated September 29, 2022, by and between Solid Biosciences Inc. and Erin Powers Brennan

10.9	Consulting Agreement, dated September 29, 2022, by and between Solid Biosciences Inc. and Erin Powers Brennan

99.1	Joint Press Release issued on September 30, 2022

99.2	Investor Presentation, dated September 30, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished. A list identifying the contents of all omitted exhibits and schedules can be found on pages iii and iv of Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLID BIOSCIENCES INC.

Date: September 30, 2022	By:	/s/ Ilan Ganot
	Name:	Ilan Ganot
	Title:	Chief Executive Officer